UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hartford Plaza, Hartford, Connecticut		06115-1900
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Item 7.01 of this Current Report on Form 8-K includes information about The Hartford Financial Services Group, Inc.’s financial condition as of December 31, 2005, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Hartford Financial Services Group, Inc. (the "Company") is engaged in pending litigation in Connecticut Superior Court against certain of its upper-layer reinsurers under its Blanket Casualty Treaty ("BCT"). The BCT is a multi-layered reinsurance program providing excess-of-loss coverage in various amounts from the 1930s through the 1980s. The upper layers were first placed in 1950, predominantly with London Market reinsurers, including Lloyd’s syndicates. The action seeks, among other relief, damages for the reinsurer defendants’ failure to pay certain billings for asbestos and pollution claims.

In December 2003, the Company entered into a global settlement with MacArthur Company, an asbestos insulation distributor and installer then in bankruptcy, for $1.15 billion. The Company then billed the reinsurer defendants under the BCT for $117 million of the settlement amount. After the reinsurers refused to pay the MacArthur billing, the Company amended its complaint to add, among other things, claims related to that billing. Most of the reinsurer defendants counterclaimed, seeking a declaration that they did not owe reinsurance for the MacArthur settlement.

The litigation concerns under what circumstances losses arising from multiple claims against a single insured may be combined and ceded as a single "accident" under the BCT so as to reach the upper layers of the program. The BCT contains a unique definition of "accident." The application of this definition to the ceded losses is the crux of the dispute.

In April 2005, the Superior Court phased the proceedings, providing for a trial of the MacArthur billing first, in April 2006, with other billings to follow in subsequent trial settings. In September 2005, the London Market reinsurer defendants moved for summary judgment on the MacArthur-related claims. After briefing and oral argument, the Superior Court issued a decision on December 13, 2005, granting the defendants’ motion. The Company has noticed an appeal to the Connecticut Appellate Court and intends to prosecute its appeal vigorously.

The outcome of the appeal is uncertain. If the decision of the Superior Court is affirmed on appeal, the Company may be unable to collect not only its billing for the MacArthur settlement but also other current and future billings to which the same relevant facts and legal analysis would apply. The Company has recorded gross reinsurance recoveries of asbestos and pollution losses under the BCT of $586 million. The Company has considered the risk of non-collection of these recoveries in its allowance of $335 million as of December 31, 2005 for all uncollectible reinsurance recoverables associated with older, long-term casualty liabilities reported in the Other Operations segment. If the Company ultimately is unable to collect asbestos and pollution recoveries under the BCT, an adjustment to decrease the Company’s net reinsurance recoverables would be required in an amount that would have a material adverse effect on the Company's consolidated results of operations or cash flows in a particular quarterly or annual period.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Some of the statements in this Form 8-K should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about our future results of operations. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ.

These important risks and uncertainties include the difficulty in predicting the Company’s potential exposure for asbestos and environmental claims and related litigation; the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on the Company’s statutory capital levels; the inability to effectively mitigate the impact of equity market volatility on the Company’s financial position and results of operations arising from obligations under annuity product guarantees; the difficulty in predicting the Company’s potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct; the uncertain effect on the Company of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future; the possibility of more unfavorable loss experience than anticipated; the incidence and severity of catastrophes, both natural and man-made; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase the Company’s business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; the Company’s ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; a downgrade in the Company’s claims-paying, financial strength or credit ratings; the ability of the Company’s subsidiaries to pay dividends to the Company; and others discussed in our Quarterly Reports on Form 10-Q, our 2004 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update the information set forth in this Form 8-K, which speaks as of the date issued.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

January 25, 2006	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel